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                                                          Exhibit 99.B(h)(19)(i)

[ING FUNDS LOGO]

April 11, 2006

Nick Horvath
DST Systems, Inc.
333 West 11th St., 5th Floor
Kansas City, Missouri 64105

Dear Mr. Horvath:

     Pursuant to the Agency Agreement dated July 7, 2001, between ING Series Fund, Inc. (formerly Aetna Series Fund, Inc.) and DST Systems, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING 130/30 Fundamental Research Fund, a newly established series of ING Series Fund, Inc., (the "Fund"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to the AMENDED EXHIBIT A of the Agreement. This AMENDED EXHIBIT A supersedes the previous EXHIBIT A dated July 7, 2001.

     The AMENDED EXHIBIT A has also been updated 1) to reflect name changes for Aetna Aeltus Money Market Fund to ING Aeltus Money Market Fund, Aetna Balanced Fund 1 to ING Balanced Fund, Aetna Index Plus Protection Fund to ING Classic Index Plus Fund, Aetna Growth & Income Fund to ING Equity Income Fund, Aetna Technology Fund to ING Global Science and Technology Fund, Aetna Growth Fund to ING Growth Fund, Aetna Index Plus Large Cap Fund to ING Index Plus LargeCap Fund, Aetna Index Plus Mid Cap Fund to ING Index Plus MidCap Fund, Aetna Index Plus Small Cap Fund to ING Index Plus SmallCap Fund, Aetna International Fund to ING International Growth Fund, Aetna Small Company Fund to ING Small Company Fund, Aetna Legacy Fund to ING Strategic Allocation Income Fund, Aetna Ascent Fund to ING Strategic Allocation Growth Fund and Aetna Crossroads Fund to ING Strategic Allocation Balanced Fund; and 2) by the removal of Aetna Bond Fund, Aetna Government Fund, Aetna Value Opportunity Fund, Aetna Principal Protection Fund I, Aetna Principal Protection Fund II, Aetna Principal Protection Fund III, Aetna Principal Protection Fund IV and Aetna Index Plus Protection Fund II, as these funds recently merged into other funds or were dissolved.

     Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Fund by signing below.

                                               Very sincerely,


                                               /s/ Todd Modic
                                               Todd Modic
                                               Senior Vice President
                                               ING Series Fund, Inc.

ACCEPTED AND AGREED TO:
DST Systems, Inc.


By:      /s/ Nick Horvath
         --------------------------------------------
Name:    Nick Horvath
         -----------------------------------------------------
Title:   Director of Ops, Duly Authorized
         --------------------------------

7337 E. Doubletree Ranch Rd.        Tel: 480-477-3000      ING Series Fund, Inc.
Scottsdale, AZ 85258-2034           Fax: 480-477-2700
                                    www.ingfunds.com

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                                AMENDED EXHIBIT A

                                     TO THE

                                AGENCY AGREEMENT

                                     BETWEEN

                              ING SERIES FUND, INC.

                                       AND

                                DST SYSTEMS, INC.


ING SERIES FUND, INC.                                     FEDERAL TIN
---------------------                                     -----------
Brokerage Cash Reserves                                   06-1551279
ING 130/30 Fundamental Research Fund                      20-4411304
ING Aeltus Money Market Fund                              06-1330795
ING Balanced Fund                                         06-1330792
ING Classic Index Plus Fund                               06-1589199
ING Equity Income Fund                                    06-1330789
ING Global Science and Technology Fund                    06-1569196
ING Growth Fund                                           06-1384101
ING Index Plus LargeCap Fund                              06-1466028
ING Index Plus MidCap Fund                                06-1501683
ING Index Plus SmallCap Fund                              06-1501682
ING International Growth Fund                             06-1330797
ING Small Company Fund                                    06-1384097
ING Strategic Allocation Balanced Fund                    06-1415525
ING Strategic Allocation Growth Fund                      06-1415523
ING Strategic Allocation Income Fund                      06-1415522